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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               BADGER METER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                              [BADGER METER LOGO]

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 2, 2003

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at BADGER METER, INC., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, May 2, 2003, at 8:30 a.m. local time, for the following purposes:

          1. To elect three directors to three-year terms and one director to a two-year term;

          2. To consider approval of the Badger Meter, Inc. 2003 Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock of the Company at the close of business on February 28, 2003, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders will be entitled to one vote per share.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors
                                          Deirdre C. Elliott, Secretary

April 1, 2003

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223
                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m. local time, Friday, May 2, 2003, at BADGER METER, INC., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 28, 2003. As of the record date, the Company had 3,234,711 shares of Common Stock (the "Common Stock") outstanding and entitled to one vote per share.

     This Proxy Statement is being furnished to shareholders of the Company beginning on or about April 1, 2003.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock shall be entitled to elect four directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three persons named below to serve as directors for three years, and one person to serve for two years, or until their respective successors have been duly appointed, or until their death, resignation or removal.

     After the Meeting, the Board of Directors will consist of eight members divided into three classes, with one class elected each year to serve for a term of three years. Three directors are to be elected at the Meeting for three-year terms expiring in 2006. One director will be elected to serve a two-year term expiring in 2005.

     Listed below are the names of the nominees of the Board of Directors for the office of director together with certain additional information concerning each such nominee. The nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
               FOR THREE-YEAR TERMS EXPIRING 2006 ANNUAL MEETING

                                                                                               DIRECTOR
NAME                               AGE       BUSINESS EXPERIENCE DURING LAST FIVE YEARS         SINCE
----                               ---       ------------------------------------------        --------
ULICE PAYNE, JR................    47    Milwaukee Brewers Baseball Club: President and          2000
                                         Chief Executive Officer. Formerly, Foley & Lardner
                                         (a law firm): Partner.
ANDREW J. POLICANO.............    53    University of Wisconsin: Professor. Formerly,           1997
                                         University of Wisconsin: Dean of the School of
                                         Business.
STEVEN J. SMITH................    53    Journal Communications, Inc. (a diversified media       2000
                                         and communications company): Chairman and Chief
                                         Executive Officer. Formerly, Journal
                                         Communications, Inc.: President.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
                FOR A TWO-YEAR TERM EXPIRING 2005 ANNUAL MEETING

THOMAS J. FISCHER..............    55    Corporate Financial and Accounting Consultant.          2003
                                         Formerly, Arthur Andersen LLP -- Milwaukee Office:
                                         Retired Managing Partner.

     Listed below are the names of the directors who are not up for election this year together with certain additional information on each director.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                       TERMS EXPIRING 2004 ANNUAL MEETING

KENNETH P. MANNING.............    61    Sensient Technologies Corporation (an international     1996
                                         supplier of flavors, colors and inks): Chairman,
                                         President and Chief Executive Officer.
JOHN J. STOLLENWERK............    63    Allen-Edmonds Shoe Corporation (a manufacturer and      1996
                                         marketer of shoes): Owner and President.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                       TERMS EXPIRING 2005 ANNUAL MEETING

JAMES L. FORBES................    70    Badger Meter, Inc.: Chairman. Formerly, Badger          1981
                                         Meter, Inc.: Chairman, President and Chief
                                         Executive Officer.
RICHARD A. MEEUSEN.............    48    Badger Meter, Inc.: President and Chief Executive       2001
                                         Officer. Formerly, Badger Meter, Inc.: President;
                                         Executive Vice President -- Administration; and
                                         Vice President -- Finance, CFO and Treasurer.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Sensient Technologies Corporation, Journal Communications, Inc. and Cobalt Corporation. Mr. Manning is a director of Sensient Technologies Inc. and Sealed Air Corporation. Mr. Meeusen is a director of GDI Global Data, a Canadian company, and Town Bankshares, Inc. Mr. Payne is a director of Midwest Express Holdings, Inc., Wisconsin Energy Corporation, State Financial Services Corporation and Journal Communications, Inc. Mr. Policano is a director of National Guardian Life Insurance Company and Physicians Insurance Corporation of Wisconsin, Inc. Mr. Smith is a director of Journal Communications, Inc. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, The Northwestern Mutual Life Insurance Company, U.S. Bancorp, Koss Corporation and Wire Maid, Inc.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company has four standing committees: Audit and Compliance Committee, Employee Benefit Plans Committee, Management Review Committee (retitled the Corporate Governance Committee by the Board of Directors on February 14, 2003), and Finance and Technology Committee (retitled the Finance Committee by the Board of Directors on February 14, 2003).

     The Audit and Compliance Committee, which met twice in 2002, consists of Messrs. Fischer (Chairman), Payne, Manning and Smith. Mr. Fischer joined the Committee and was elected chairman on February 14, 2003. Mr. Payne served as chairman prior to that date. The Audit and Compliance Committee oversees the Company's financial reporting process on behalf of the Board of Directors and reports the results of their activities to the Board. The activities of the Audit and Compliance Committee include employing independent auditors for the Company, discussing with the independent auditors and internal auditors the scope and results of audits, monitoring the Company's internal controls and pre-approving and reviewing any non-audit services performed by the Company's independent auditing firm. The Committee also monitors the Company's compliance with the Company's policies governing activities which include but are not limited to the Company's code of conduct, environment, safety, diversity, product regulation and quality processes.

     The Corporate Governance Committee (changed from the Management Review Committee) consisting of Messrs. Policano (Chairman), Payne and Stollenwerk, met twice in 2002 and in January 2003. The Corporate Governance Committee reviews and establishes all forms of compensation for the officers and directors of the Company and administers the Company's compensation plans including the various stock option plans. The Committee also reviews the various management development and succession programs and adopts and maintains the Standards of Corporate Governance. The Committee selects nominees for the Company's Board of Directors. The Committee considers nominees for directors recommended by the shareholders but has no established procedure that must be followed. The Company's Restated By-Laws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the Restated By-Laws) in writing to the Secretary of the Company.

     The Employee Benefit Plans Committee, which met three times in 2002, consists of Messrs. Smith (Chairman), Forbes and Policano. The Employee Benefit Plans Committee oversees the administration of the Company's pension plan, employee savings and stock ownership plan, health plans and other retirement plans.

     The Finance Committee (changed from the Finance and Technology Committee), which met twice in 2002, consists of Messrs. Manning (Chairman), Forbes and Stollenwerk. This Committee reviews the Company's various financing activities and insurance coverage and recommends changes in the corporate debt structure. In the past, the Committee assessed the development and maintenance of the technologies used by the Company in all aspects of the Company's operations which, in the future, will be handled by the full Board.

     The Board of Directors held five meetings in 2002. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they served during the period that they served.

DIRECTOR COMPENSATION

     Richard A. Meeusen, an employee of the Company, receives no compensation as a director. Mr. Forbes received no compensation as a director until after his retirement from the Company on April 30, 2002. All other directors are compensated as follows: Directors are compensated at a rate of $1,500 for each Board of Directors meeting attended and are reimbursed for out-of-pocket travel, lodging and meal expenses. Directors are compensated at the rate of $1,000 for each committee meeting they attend. In addition, directors are paid a retainer of $750 per month and committee chairmen receive an annual fee of $2,000. Directors may elect to defer their compensation, in whole or in part, in a stock or cash subaccount of the Badger Meter Deferred Compensation Plan for Directors. If a director elects to defer compensation in a stock subaccount, his subaccount is credited with a number of units equivalent to the dollar amount of such fees on the date they would otherwise be payable. Amounts credited to the stock subaccount are credited with dividends by multiplying the number of units in the Participant's stock subaccount on each dividend record date, by the amount of each dividend, to determine the dividend amount. The dividend amount will then be divided by the closing stock price on the dividend record date to determine the number of stock units to be added to the stock subaccount. Upon distribution of any portion or all of a Participant's stock subaccount, the value of the account will be computed by multiplying the number of units in the account on the date of distribution by the closing price of the Company's Common Stock on the last day of the month prior to the distribution.

     The non-employee directors of the Company participate in the same long-term incentive plan ("LTIP") as certain members of the Company's management group. The LTIP provides annual cash bonuses to the directors with respect to a four-year performance period beginning in 2002. The awards are based upon annual attainment of earnings objectives for each year. Effective January 1, 2002, the maximum amount that a director can earn under the long-term incentive plan is $16,300 to $22,100 per year, depending on date of award. In addition, non-employee directors receive a one-time grant of options to purchase up to 8,000 shares of Common Stock and an annual award of 300 shares of Common Stock granted under the shareholder-approved 2002 Director Stock Grant Plan.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 28, 2003, the number of shares of Common Stock beneficially owned and the number of options outstanding by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person.

     In the aggregate, 524,811 shares of Common Stock representing approximately 16.2% of the votes represented by the outstanding shares of Common Stock are beneficially held by directors and officers of the Company as a group.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF
                        BADGER METER, INC. COMMON STOCK

                                                                                           NUMBER OF SHARES
                                                                                            AND PERCENT OF
                                           TOTAL          SOLE              SHARED           COMMON STOCK
                                          OPTIONS      BENEFICIAL         BENEFICIAL         BENEFICIALLY
NAME                                    OUTSTANDING   OWNERSHIP(1)       OWNERSHIP(1)          OWNED(4)
----                                    -----------   ------------       ------------      ----------------
JAMES L. FORBES.......................     38,180         93,284(2)(3)                         131,464
                                                                                                   4.1%
THOMAS J. FISCHER.....................      7,500          1,500                                 9,000
                                                                                                     *
KENNETH P. MANNING....................      5,500          5,010                                10,510
                                                                                                     *
RICHARD A. MEEUSEN....................     32,356         19,986(2)(3)     122,397(2)          158,635
                                                                                                   4.9%
ULICE PAYNE, JR. .....................      8,000            800                                 8,800
                                                                                                     *
ANDREW J. POLICANO....................      8,000          1,650                                 9,650
                                                                                                     *

                                                                                           NUMBER OF SHARES
                                                                                            AND PERCENT OF
                                           TOTAL          SOLE              SHARED           COMMON STOCK
                                          OPTIONS      BENEFICIAL         BENEFICIAL         BENEFICIALLY
NAME                                    OUTSTANDING   OWNERSHIP(1)       OWNERSHIP(1)          OWNED(4)
----                                    -----------   ------------       ------------      ----------------
STEVEN J. SMITH.......................      8,000          1,500                                 9,500
                                                                                                     *
JOHN J. STOLLENWERK...................      7,500          6,216             2,541              16,257(5)
                                                                                                     *
ROBERT D. BELAN.......................     27,822         30,363(2)(3)                          58,185
                                                                                                   1.8%
RONALD H. DIX.........................     21,672         19,549(2)(3)     145,801(2)          174,974
                                                                                                   5.4%
HORST E. GRAS.........................      9,500          5,525(2)(3)                           9,625
                                                                                                     *
KENNETH E. SMITH......................     18,600          6,158(2)(3)                          11,958
                                                                                                     *
DANIEL D. ZANDRON.....................     16,663         17,996(2)(3)                          24,217
                                                                                                     *
All Directors and Officers as a Group
  (18 persons, including those named
  above)..............................    293,642        288,199(2)(3)     148,342(2)          524,811(5)
                                                                                                  16.2%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue 11th Floor
  Santa Monica, CA 90401..............                   207,400(6)                            207,400
                                                                                                   6.4%
Heartland Advisors, Inc.
  789 N. Water St.
  Milwaukee, WI 53202.................                   298,800(7)                            298,800
                                                                                                   9.2%
JOW Corp.
  4545 W. Brown Deer Rd.
  Milwaukee, WI 53223.................                                     200,000(8)          200,000
                                                                                                   6.2%
Marshall & Ilsley Corp.
  1000 N. Water St.
  Milwaukee, WI 53202.................                    32,487           400,476(3)(9)       432,963
                                                                                                  13.9%
T. Rowe Price
  100 E. Pratt St.
  Baltimore, MD 21203.................                   168,500(10)                           168,500
                                                                                                   5.2%

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

 (2) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which Ronald H. Dix, Richard E. Johnson and Richard A. Meeusen are trustees, holds 122,397 shares of Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Common Stock held therein. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

     The Officers' Trust has a $2,500,000 bank credit line used to assist officers in financing the purchase of Company stock prior to July 2002. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the officers using this credit facility is pledged to the Trust to secure the loans. In compliance with new regulations, no loans have been made to officers since July 2002. Each depositor to the Trust must have sufficient shares deposited to adequately collateralize the individual officer's loan balance. The Officers' Trust holds shares with a value more than sufficient to cover the full credit line. All officers, including the named executive officers, have purchased Common Stock using this credit facility.

     Messrs. Dix, Johnson and Meeusen all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 10,000 shares of Common Stock. Mr. Johnson has sole investment power over 7,837 shares of Common Stock. Mr. Meeusen has sole investment power over 17,456 shares of Common Stock. Messrs. Forbes, Belan, Gras, Smith and Zandron have sole investment power (but no voting power) over 2,020, 9,302, 4,900, 5,000 and 3,500 shares of Common Stock, respectively.

 (3) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James L. Forbes, 5,692 shares; Robert D. Belan, 0 shares; Ronald H. Dix, 3,125 shares; Richard A. Meeusen, 626 shares; Kenneth E. Smith, 258 shares; Daniel D. Zandron, 4,391 shares; and all officers as a group (including those named), 20,764 shares. Mr. Gras is not a participant in the Plan. A person who has been allocated shares pursuant to this plan has shared voting power but no investment power with respect to these shares.

 (4) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2003: Mr.
     Forbes -- 38,680 shares; Mr. Meeusen -- 16,252 shares; Mr. Belan -- 27,822 shares; Mr. Dix -- 9,624 shares; Mr. Gras -- 4,100 shares, Mr.
     Smith -- 5,800 shares; Mr. Zandron -- 6,221 shares and all directors and executive officers as a group -- 181,757 shares.

 (5) Does not include deferred director fee holdings of 2,523 phantom stock units held by Mr. Stollenwerk. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

 (6) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

 (7) These shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and in some cases voting power over client securities, which may be revoked; and (2) William J. Nasgovitz, as a result of his position with and stock ownership of Heartland which could be deemed to confer upon him voting and/or investment power over the shares Heartland beneficially owns. Of these 298,800 shares, 200,000 shares also may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Mr. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. which could be deemed to confer upon him voting power over the shares Heartland Group beneficially owns.

 (8) JOW Corp. is a personal holding company. James O. Wright, who is director emeritus and a retired officer of Badger Meter, Inc., is the president of JOW Corp.

 (9) The number of shares shown includes shares held in one or more employee benefit plans, where the Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations of federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in this statement shall not be construed as an admission that the reporting person or its subsidiaries are, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owners of such securities.

(10) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officers and each of the Company's other most highly compensated executive officers, based on salary and bonus earned during fiscal 2002.

                                                                                  LONG-TERM
                                           ANNUAL COMPENSATION               COMPENSATION AWARDS
                                   -----------------------------------   ----------------------------
                                                                         EARNINGS UNDER
                                                          OTHER ANNUAL      LONG-TERM      SECURITIES    ALL OTHER
NAME AND PRINCIPAL        FISCAL                          COMPENSATION   INCENTIVE PLAN    UNDERLYING   COMPENSATION
POSITION                   YEAR    SALARY($)   BONUS($)      ($)(3)          ($)(2)        OPTIONS(#)   ($)(1)(6)(7)
------------------        ------   ---------   --------   ------------   --------------    ----------   ------------
James L. Forbes.........   2002     275,925     84,000            0          15,188          10,000        2,450
Chairman (and CEO          2001     423,327          0            0               0          10,000        2,625
until 4/30/02)             2000     422,571          0            0               0               0        2,625
Richard A. Meeusen......   2002     265,457    165,000            0          28,917          10,000        2,750
President and Chief        2001     202,907          0            0               0           6,000        2,625
Executive Officer          2000     180,524          0            0               0               0        2,625
Robert D. Belan(4)......   2002     222,496    128,250            0          36,966               0        2,750
Executive Vice             2001     291,654          0            0               0           6,000        2,625
President (retired         2000     291,394          0            0               0               0        2,625
9/30/02)
Ronald H. Dix...........   2002     193,953     95,000            0          28,067           6,000        2,750
Vice President --          2001     184,407          0            0               0           5,000        2,625
Admin. & Human             2000     178,774          0            0               0               0        2,625
Resources
Horst E. Gras(5)........   2002     175,524     72,362            0          26,620           5,000            0
Vice President --          2001     148,523          0            0               0               0            0
International              2000     144,434          0            0               0               0            0
Kenneth E. Smith........   2002     182,221     89,500            0          38,333           5,000        2,750
Vice President --          2001     175,617          0            0               0           5,000        2,625
Sales and Marketing        2000     166,378     25,000       30,000               0           8,600        1,433
Daniel D. Zandron.......   2002     169,731     83,500            0          21,900           5,000        2,750
Vice President --          2001     163,838          0            0               0           5,000        2,625
Business Development       2000     145,568          0            0               0               0        2,625

---------------
(1) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan ("ESSOP").

(2) Each of the executive officers named in the table has been designated as a participant under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides annual cash bonuses to the named officers and other members of the management group with respect to a four-year performance period beginning in 2002. The awards are based upon annual attainment of earnings objectives for each year, as established by the Board of Directors.

(3) Mr. Smith was paid a recruitment incentive during 2000.

(4) The Company and Robert D. Belan entered into a Retirement Agreement in January of 2002 which includes a covenant not to compete for a period of two years subsequent to his retirement on September 30, 2002. The Agreement provided Mr. Belan with existing compensation and other benefits through September 30, 2002, and certain additional pension and retiree health care benefits.

(5) Mr. Gras is paid primarily in euros. The amounts shown reflect the U.S. dollar equivalent of that currency as of the dates paid. Year-to-year comparisons are affected by changes in the exchange rate.

(6) The Company entered into Key Executive Employment and Severance Agreements (KEESA) with certain key officers, including certain of the above-named officers, whose expertise has been critical to the Company's success, to remain with the Company in the event of any merger or transition period. The KEESA agreements provide for payment of severance to officers whose employment is terminated under certain circumstances, such as other than for cause, death or disability, in anticipation of or following a change in control or by the officer for good reason following such a change, within two years of a change in control.

     There are two forms of the KEESA. The KEESA for the President and Chief Executive Officer provides for payment of three years of salary and annual incentive compensation, as well as the actual equivalent of the additional retirement benefits the officer would have earned if he had remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services, and financial planning counseling. The KEESA for the remainder of the named officers provides for payment of two years' salary and annual incentive compensation, along with two years of the other benefits set forth above.

(7) Certain personal benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. The aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation for any of the years shown.

OPTION GRANTS IN 2002

     The following table sets forth certain information concerning options to purchase Common Stock granted in 2002 to the individuals named in the Summary Compensation Table.

                                                NUMBER OF
                                                SECURITIES      % OF TOTAL                                   CURRENT
                                                UNDERLYING       OPTIONS                                     PRESENT
                                                 OPTIONS        GRANTED TO      EXERCISE OR                  VALUE AT
                                     TYPE OF     GRANTED        EMPLOYEES       BASE PRICE     EXPIRATION    DATE OF
NAME                                 OPTION       (#)(1)      IN FISCAL YEAR      ($/SH)          DATE       GRANT($)
----                                 -------    ----------    --------------    -----------    ----------    --------
James L. Forbes..................      NQ         10,000           12.9           $22.99        5/01/07      $47,900
Richard A. Meeusen...............      NQ         10,000           12.9           $22.99        1/29/12      $47,900
Robert D. Belan..................      NQ              0              0              N/A            N/A      $     0
Ronald H. Dix....................      NQ          6,000            7.8           $22.99        1/29/12      $28,740
Horst E. Gras....................      NQ          5,000            6.5           $22.99        1/29/12      $23,950
Kenneth E. Smith.................      NQ          5,000            6.5           $22.99        1/29/12      $23,950
Daniel D. Zandron................      NQ          5,000            6.5           $22.99        1/29/12      $23,950

---------------
(1) "NQ" options are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. Options become fully exercisable five years after date of grant. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the unexercisable options. The option term is ten years. The current present value at date of grant was computed under the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 4.2%; dividend yield of 4.3%; expected market price volatility factor of 29%; and a weighted average expected life of six years.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 2002 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 2002.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                   SHARES                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON       VALUE         OPTIONS AT FY-END (#)              FY-END($)
            NAME                 EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
            ----                 -----------    -----------    -------------------------    -------------------------
James L. Forbes..............           0              0            38,680 /      0             210,428 /       0
Richard A. Meeusen...........           0              0            15,204 / 18,104             219,848 / 126,658
Robert D. Belan..............       8,150         88,151            27,822 /      0             242,254 /       0
Ronald H. Dix................       1,500         25,324             9,348 / 13,248             113,631 /  86,801
Horst E. Gras................       3,000         29,745             3,100 /  6,400                   0 /  45,550
Kenneth E. Smith.............           0              0             4,800 / 13,800               4,930 /  61,630
Daniel D. Zandron............           0              0             5,942 / 11,442              59,393 /  73,793

          EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

                                                                                          NUMBER OF SECURITIES REMAINING
                             NUMBER OF SECURITIES TO BE                                   AVAILABLE FOR FUTURE ISSUANCE
                              ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE       UNDER EQUITY COMPENSATION
                                OUTSTANDING OPTIONS,      PRICE OF OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS            WARRANTS AND RIGHTS            REFLECTED IN COLUMN 2)
-------------                --------------------------   -----------------------------   ------------------------------
Equity compensation plans
  approved by security
  holders:
  STOCK OPTION PLANS:
  1989 Plan.................           15,400                        $11.31                                0
  1993 Plan.................           74,400                        $11.33                            1,568
  1995 Plan.................           69,800                        $26.16                            5,448
  1997 Plan.................          148,754                        $29.01                            9,347
  1999 Plan.................          182,900                        $27.28                           21,300
  DIRECTOR STOCK GRANT PLAN:              N/A                           N/A                            8,500
Equity compensation plans
  not approved by security
  holders...................             None                           N/A                              N/A
Total.......................          491,254                        $24.24                           46,163

PENSION PLAN TABLE

     The Company maintains a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the named executive officers. Effective January 1, 1997, the Pension Plan was modified to become a "cash balance" plan. Under this approach, a participant has an account balance that is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.

     Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997 based on their service on January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with 21 or more years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant's years of credited service as of December 31, 1996. At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.

     Mr. Meeusen, Mr. Smith and Mr. Zandron are eligible for benefits under the cash balance plan but are not eligible for benefits under the prior plan's final average pay formula. The estimated total annual benefits payable to these executives under the cash balance plan at age 65 are $84,589 for Mr. Meeusen, $24,620 for Mr. Smith and $61,380 for Mr. Zandron. These projected benefits were determined assuming no future increases in pay and interest credited to the cash balance account at a rate of 7%.

     The remaining named executive officers, except Mr. Gras, because of their ages and service, are expected to obtain, or have obtained, retirement benefits according to the prior plan's final average pay formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

     Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of Covered Compensation, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $200,000 in 2002, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there were no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 2002, based on the benefit formula described above.

                                                       YEARS OF SERVICE
        AVERAGE ANNUAL          ---------------------------------------------------------------
         COMPENSATION              10         15         20         25         30         35
        --------------          --------   --------   --------   --------   --------   --------
$150,000......................  $ 20,133   $ 30,200   $ 40,267   $ 50,333   $ 60,400   $ 60,400
$175,000......................  $ 23,883   $ 35,825   $ 47,767   $ 59,708   $ 71,650   $ 71,650
$200,000......................  $ 27,633   $ 41,450   $ 55,267   $ 69,083   $ 82,900   $ 82,900
$250,000......................  $ 35,133   $ 52,700   $ 70,267   $ 87,833   $105,400   $105,400
$300,000......................  $ 42,633   $ 63,950   $ 85,267   $106,583   $127,900   $127,900
$350,000......................  $ 50,133   $ 75,200   $100,267   $125,333   $150,400   $150,400
$400,000......................  $ 57,633   $ 86,450   $115,267   $144,083   $172,900   $172,900
$450,000......................  $ 65,133   $ 97,700   $130,267   $162,833   $195,400   $195,400
$500,000......................  $ 72,633   $108,950   $145,267   $181,583   $217,900   $217,900
$550,000......................  $ 80,133   $120,200   $160,267   $200,333   $240,400   $240,400
$600,000......................  $ 87,633   $131,450   $175,267   $219,083   $262,900   $262,900
$650,000......................  $ 95,133   $142,700   $190,267   $237,833   $285,400   $285,400
$700,000......................  $102,633   $153,950   $205,267   $256,583   $307,900   $307,900
$750,000......................  $110,133   $165,200   $220,267   $275,333   $330,400   $330,400

     Compensation covered by the Defined Benefit Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986 (the "Code"), as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (23), Mr. Belan (18), and Mr. Dix (22). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes and Dix agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement. Mr. Forbes retired on April 30, 2002 and receives $84,000 under this plan. Assuming no increase in salary before retirement, Mr. Dix would be paid an additional annual pension of $38,000. Mr. Belan is entitled to benefits under a non-qualified supplemental retirement plan for five years of service which he was granted at the time of his employment. The 18 years of credited service under the Pension Plan consists of five years under the non-qualified supplemental retirement plan and 13 years under the qualified plan. Benefits are calculated to provide Mr. Belan with the same pension benefits as if all of his credited service was under the qualified plan.

     Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. The Company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other named executives covered by the cash balance plan.

BOARD CORPORATE GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In addition to its responsibilities relating to corporate governance, the Corporate Governance Committee of the Board of Directors (formerly named the Management Review Committee) administers the Company's executive compensation program. The Committee is composed of three non-employee directors. Following the Committee's review and approval, all matters related to their activities are reported to the full Board of Directors for approval.

     The charter of the Corporate Governance Committee includes the following powers and duties:

RELATING TO DIRECTORS:

          1. To recommend candidates to be nominated by the Board of Directors for election as directors of the Company at the next succeeding Annual Meeting of Shareholders.

          2. To recommend candidates to fill any unexpired term of the Board which may occur, and to consider nominees recommended by shareholders.

          3. To evaluate board performance in accordance with the Standards of Corporate Governance, and to recommend the removal of any director in accordance with the provisions of the by-laws of the Company.

          4. To review and recommend to the Board fees and compensation of non-employee directors for service on the Board or its committees or to the Company in any capacity (including consulting contracts).

RELATING TO THE CEO:

          1. To recommend to the Board the election or termination of the Chief Executive Officer.

          2. To evaluate the performance of the Chief Executive Officer.

          3. To review and approve an appropriate succession plan for the Chief Executive Officer.

          4. To review and approve all forms of compensation and fringe benefits for the Chief Executive Officer.

RELATING TO THE ELECTED OFFICERS:

          1. To review the Company's overall organization chart and the development strategy for Corporate officers and successors.

          2. To recommend candidates to be nominated by the Board of Directors for election as Corporate officers, or to be terminated from their positions as Corporate officers.

          3. To evaluate the performance of the Corporate officers.

          4. To review and approve management's program for the development and succession of management, including identifying and developing those individuals who have the character, intelligence, motivation, education, stamina and personality to be top caliber executives.

          5. To review and approve all forms of compensation and fringe benefits for all elected Corporate officers, including incentive plans.

          6. To review recommendations and to grant Stock Options in accordance with their respective plans.

     The compensation policies that are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs should attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels requires attainment of performance goals as approved by the Corporate Governance Committee;

          3. Long-term incentive programs must focus on the enhancement of shareholder value through the use of stock options and long-term cash incentives; and

          4. The Committee uses its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Corporate Governance Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately, on a combined basis and total cash and non-cash compensation;

          2. Financial performance for the Company as a whole and for various product lines, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Corporate Governance Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options and cash incentives.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Corporate Governance Committee, using data supplied by an independent consulting firm, on organizations of similar size and similar business activity. Membership in the performance peer group set forth on page 18 is limited to publicly-held companies. The compensation survey incorporates privately-held as well as publicly-held companies of similar size, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes salaries, total cash compensation and total compensation. This process has been consistently used by the Corporate Governance Committee for the past 13 years. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President and Chief Executive Officer, the Corporate Governance Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock ownership of each officer, including options.

     The base compensation for each officer is established by first determining the officer's position within the applicable rate range and then considering various performance factors. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     Base salary increases approved for 2003 by the Corporate Governance Committee ranged from 3.6 to 16.1 percent, with the President and Chief Executive Officer's compensation increasing 10.0 percent, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 60 percent of base salary for the President and Chief Executive Officer and 50-55 percent for the other officers. Two factors are used for the short-term incentive plan -- financial and predetermined performance objectives. The financial factor is based on the attainment of a certain pretax earnings for the Company, approved at the beginning of each year by the Corporate Governance Committee. For 2002, bonuses were paid to the executive officers.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1993 -- 1999 Stock Option Plans, presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant and are based on a factor of compensation.

     The Company's Long-Term Incentive Plan ("LTIP") provides annual cash bonuses to the members of the management group with respect to a four-year performance period. The awards are based upon annual attainment of earnings objectives for each year, as established by the Board of Directors. The plan in effect for 2002 was a new plan put in place for 2002-2005.

     Section 162(m) Limitations. It is anticipated all 2002 compensation to executives will be fully deductible under Section 162(m) of the Code and therefore the Corporate Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Corporate Governance Committee
                                            Andrew J. Policano, Chairman
                                            Ulice Payne, Jr.
                                            John J. Stollenwerk

BOARD AUDIT AND COMPLIANCE COMMITTEE REPORT

     The Audit and Compliance Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit and Compliance Committee is currently composed of four directors, each of whom is independent as defined in the American Stock Exchange listing standards. The Board evaluates the independence of the directors on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Committee performs its duties in accordance with its Charter, which is published in this proxy statement. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for the year ended December 31, 2002 (included in the 2002 Annual Report) with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee directs and employs the independent auditors. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's financial statements in accordance with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The Committee discussed with the auditors critical accounting policies, alternative accounting treatments within the generally accepted accounting principles, and material written communications between the auditors and management. The Committee also reviews the Company's compliance with programs relating to Environment and Safety, Diversity, Business Ethics and Product Regulation.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 that are not otherwise covered. The Committee held two meetings during year 2002. Mr. Fischer joined the Committee and was elected chairman on February 14, 2003. Mr. Payne served as chairman prior to that date.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The foregoing report has been approved by all members of the Committee.

                                          The Audit and Compliance Committee
                                            Thomas J. Fischer, Chairman
                                            Ulice Payne, Jr., Past Chairman
                                            Kenneth P. Manning
                                            Steven J. Smith

                     AUDIT AND COMPLIANCE COMMITTEE CHARTER

OVERALL RESPONSIBILITY

     The Audit and Compliance Committee oversees the company's compliance with all laws, regulations and internal policies relating to financial reporting, environment and safety, diversity, product regulation and business ethics.

COMMITTEE MEMBERS

     The Audit and Compliance Committee will consist of not less than three members of the Board of Directors who are not employed by the Company and who, in the opinion of the Board of Directors and in accordance with stock exchange policies and applicable laws, are free from any relationship that would interfere with the exercise of independent judgment. All Committee members shall be financially literate and the Chairman shall have accounting or related financial management expertise. All Committee members and the Committee Chair will be elected by the Board of Directors.

MEETINGS

     The Audit and Compliance Committee will meet at least semiannually and at such other times as shall be determined by the Chair of the Committee. A simple majority of the Committee shall constitute a quorum for the transaction of business.

DUTIES AND RESPONSIBILITIES

     The duties and responsibilities of the Audit and Compliance Committee shall be as follows:

  AUDIT RELATED

     1. The Committee shall meet at least annually with management and both the internal and external auditors of the Company to discuss and review the following:

          a. External auditor independence

          b. Adequacy and effectiveness of internal controls

          c. Internal and external audit scope and plans

          d. Internal and external audit results

          e. Annual financial statements to be included in the Company's Annual Report on Form 10-K, including the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

          f. Annual audits of employee benefit plans.

          g. Any audit issues that should be brought to the attention of the Committee by the external auditors (meeting separately without management)

          h. All matters included in written disclosures required by the Independence Standards Board and any other regulatory authority

     2. The Committee shall be solely responsible for selecting, evaluating and supervising the independent auditors and, if necessary, the replacement of the independent auditors.

     3. The chair of the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards prior to the filing of each quarterly Form 10-Q.

  COMPLIANCE RELATED

     4. The Committee shall review and approve, as required, the Company's programs for compliance, and the status of compliance with various laws and regulations (including those set forth in the Company's Code of Conduct) relative to:

          a. Environment and Safety

          b. Diversity

          c. Business Ethics

          d. Product Regulation

  INDEPENDENCE RELATED

     5. The Committee shall specifically review and approve all related party transactions between the Company and any insiders or outsiders whose relationship with the Company may create (in perception or reality) a conflict of interest or otherwise affect the independence of such transactions.

     6. Each Committee member shall be cognizant of any material relationship that such member (or any other member of the Committee) may have with the independent auditors, such that any such relationship does not influence the selection of the independent auditors.

REPORTING

     The Audit and Compliance Committee will have the minutes of the Committee's meetings prepared and submitted to the Board of Directors following each Committee meeting. The minutes will contain recommendations for appropriate Board actions if required. The Committee shall also provide the annual Board Audit Committee Report for inclusion in the proxy statement or other required filings.

                   CORPORATE GOVERNANCE COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Corporate Governance Committee (previously called the Management Review Committee) during 2002 consisted of Messrs. Policano, Payne and Stollenwerk. There were no Corporate Governance Committee interlocks. During the last fiscal year, Mr. Forbes served as a member of the compensation committee of Journal Communications, Inc., of which Mr. Smith is Chairman and Chief Executive Officer.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1998 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 11 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1998. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET

                                  [LINE GRAPH]

                 DECEMBER 31                    1998      1999      2000      2001      2002
                 -----------                   -------   -------   -------   -------   -------
Badger Meter.................................    88.95     76.85     60.48     61.35     90.82
Peer Group*..................................    82.01    114.46    289.35    149.48    137.33
Broad Market**...............................    98.64    122.98    121.47    115.87    111.25

---------------
 * Peer Group consists of Axcess, Inc., Badger Meter, Inc., Bio/Rad Labs, Candela Corp., Frequency Electronics, Innovex, Inc., Integral Vision, Inc., K-Tron International, Inc., Keithley Instruments, Inc., Newport Corp., and Research Frontiers, Inc.

** Broad Market consists of the AMEX Market Index.

               PROPOSED BADGER METER, INC. 2003 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company has recommended the adoption of the Badger Meter, Inc. 2003 Stock Option Plan (the "Option Plan") to encourage key employees and directors of the Company and its subsidiaries to become shareholders or to increase their stock ownership in the Company. The Option Plan will become effective upon approval by the affirmative vote of the holders of a majority of the aggregate votes outstanding present or represented at the Meeting (assuming a quorum is present or so represented). It is intended that certain of the options issued under the Option Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The remainder of the options issued under the Option Plan will constitute nonqualified stock options.

     The full text of the Option Plan is set forth as Appendix A to this Proxy Statement and this brief description is qualified in its entirety by reference to the full text of the Option Plan. The Board of Directors of the Company believes that the Option Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for its long-term growth and financial success.

     Options may be granted to directors and key employees of the Company and its present and future subsidiaries. Upon their election to the Board, non-employee directors receive a grant of 6,000 options, and another grant up to 2,000 options with the exact amount fixed by the number of options remaining unexercised under the Long-Term Incentive Plan. Approximately 250 employees are currently eligible to participate in the Option Plan.

     The Option Plan will be administered by the Corporate Governance Committee of the Board of Directors (the "Committee") which shall consist of not less than two independent directors both of whom at the time they exercise discretion in administering the Option Plan will not, and for at least one year prior thereto will not have been, eligible for participation in the Option Plan as employees. The Company's Board of Directors chooses which directors will serve on the Committee. Subject to the express provisions of the Option Plan, the Committee has authority to interpret the Option Plan and make all other determinations necessary or advisable for the administration of the Option Plan.

     The Committee has complete authority, subject to the express provisions of the Option Plan, to select employees to participate in the Option Plan, and to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price, and the manner in which the options become exercisable, and to adopt other provisions as it deems necessary or desirable.

     The Option Plan provides for the grant of options representing up to an aggregate of 200,000 shares of Common Stock, subject to adjustment as discussed below. If an option granted under the Option Plan expires, is canceled, or terminates unexercised as to any share of Common Stock subject thereto, or if shares of Common Stock are used to satisfy the Company's withholding tax obligations, such shares will again be available for purposes of the Option Plan. Shares which may be issued under the Option Plan may be authorized but unissued shares, or shares acquired by the Company and held in its treasury. The aggregate fair market value of Common Stock with respect to which any incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan or any other such plan of the Company shall not exceed $100,000. Grants of nonqualified stock options are not subject to this limitation. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, reorganization or recapitalization, merger, dissolution, combination or exchange of shares or other similar corporate change, the number of shares of stock subject to the Option Plan and the aggregate number of shares in outstanding option agreements shall be equitably adjusted by the Committee.

     The option price per share of Common Stock will be fixed by the Committee, but incentive stock options will not be less than 100% of the fair market value on the date the option is granted. The Committee will determine the expiration date of each option, but, in the case of an incentive stock option, such expiration date will not be later than ten (10) years after the date of grant. No option shall be assignable or transferable by an optionee except by will or the laws of descent and may be exercised during the life of the optionee only by the optionee, except that the Committee may determine the extent and manner in which optionees may designate a beneficiary to exercise the option after the optionee's death or transfer any option.

     An option may be exercised in full or in part by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. A notice of exercise will be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, shares of Common Stock of the Company; or (c) with the consent of the Committee, any combination of (a) and (b).

     Shareholder approval is required for any material amendment of the Plan. The Board shall have the right to suspend or terminate the Plan at any time. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. No options may be granted after the tenth (10th) anniversary of the effective date of the Option Plan.

     An optionee has no rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid, and a stock certificate has been issued.

     The Company cannot currently determine the awards that may be granted in the future to key employees under the Option Plan. Such determinations will be made from time to time by the Committee. During 2002, 77,300 options were granted to directors, named executive officers or key employees under the Badger Meter, Inc. 1997 and 1999 Stock Option Plans.

     On February 28, 2003, the closing price per share of the Common Stock on the American Stock Exchange was $31.33.

TAX CONSEQUENCES

     Certain options granted under the Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Code ("ISO"). In general, an optionee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). If an optionee holds the shares received on exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, he will recognize no federal taxable income as a result of exercise and any gain (or loss) realized by the optionee on the disposition of the stock will be treated as a long-term capital gain (or loss), and no deduction is allowed to the Company. If the holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. Any additional gain on the disposition will be a long-term or short-term capital gain, depending on the length of time the shares were held. The Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is generally taxable to the optionee as ordinary income. The Company is entitled to a tax deduction in the same amount at the time income is recognized by the optionee. A subsequent disposition of the shares will give rise to long-term or short-term capital gain (or loss), depending on the length of time the shares are held, to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares on the date of exercise.

TAX WITHHOLDING

     Not later than the date as of which an amount first becomes includable in the gross income of the optionee for federal tax purposes with respect to any option granted under the Option Plan, the optionee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. With the consent of the Committee, an optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee, or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld. The Company may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of the Option Plan. The votes represented by the proxies received will be voted FOR approval of the adoption of the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock to which holders abstain from voting will be treated as votes against approval of the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE PLAN.

                              CERTAIN TRANSACTIONS

     The Company utilizes Foley & Lardner to perform various legal services. Ulice Payne, Jr. was a partner in Foley & Lardner until October 31, 2002, at which time he became president and chief executive officer of the Milwaukee Brewers Baseball Club. No legal services were performed or directed by Mr. Payne at Foley & Lardner.

     The Company used Arthur Andersen LLP to perform non-audit accounting services including tax and consulting work. Thomas J. Fischer was managing partner of the Milwaukee office of Arthur Andersen until his retirement in January 2002. No services at the Company were performed or directed by Mr. Fischer while he was a partner at Arthur Andersen.

                         PRINCIPAL ACCOUNTING FIRM FEES

     Ernst & Young the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 2003. Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. Fees for professional services provided by the independent auditors in each of the last two fiscal years is as follows:

                                                                  2002        2001
                                                                  ----        ----
Audit(1)....................................................    $258,200    $135,100
Audit Related(2)............................................      27,100      10,900
Tax(3)......................................................           0           0
All Other Fees(4)...........................................      10,900      19,000
                                                                --------    --------
  Total Fees................................................    $296,200    $165,000
                                                                ========    ========

---------------
(1) Includes annual financial statement audit, review of the Company's quarterly report on Form 10-Q, opening balance sheet procedures for newly acquired entities and statutory audits required internationally.

(2) Includes benefit plan audits and accounting consultations.

(3) There were no tax services provided in 2002 or 2001.

(4) Includes actuarial services related to the Company's postretirement benefit obligation. In connection with the SEC's final independence rules adopted on January 22, 2003, such reviews will not be performed by the independent auditors in the future.

     As part of its duties, the Audit and Compliance Committee pre-approves fees paid to Ernst & Young LLP. In selecting Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. No additional non-audit service will be performed without the Committee's prior approval.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all but one report required by Section 16(a) to be filed by the Company on behalf of the Company's insiders were filed on a timely basis. The Company anticipates no future problems now that all Section 16 filers have adapted to the 48-hour filing requirement which became effective in July 2002. The delinquent filing was made because of transactions by Daniel D. Zandron that occurred prior to July 2002 involving the transfer of shares by virtue of reallocations in his 401(k) Plan account that would previously have been reported on a Form 5 at the end of the year.

                                 OTHER MATTERS

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2002. THE FORM 10-K IS POSTED ON THE COMPANY'S WEB SITE AT WWW.BADGERMETER.COM. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K WITHOUT EXHIBITS TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK ON THE RECORD DATE FOR THE MEETING. THE COMPANY WILL PROVIDE A COPY OF THE EXHIBITS WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK ON THE RECORD DATE FOR THE MEETING WHO SUBMITS A WRITTEN REQUEST FOR IT. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO SECRETARY, BADGER METER, INC., 4545 WEST BROWN DEER ROAD, P.O. BOX 245036, MILWAUKEE, WISCONSIN 53224-9536.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Deirdre C. Elliott, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, Wisconsin, 53224-9536; (414) 355-0400.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in the proxy statement for the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must forward the proposal to the Company by November 23, 2003.

     A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, at the 2004 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 10, 2004, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2004 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2004 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                          Deirdre C. Elliott
                                          Secretary

April 1, 2003

                                                                      APPENDIX A

                               BADGER METER, INC.
                             2003 STOCK OPTION PLAN

1.  PURPOSE

     The purpose of the Badger Meter, Inc. 2003 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Company") and its shareholders by encouraging directors and key employees of the Company and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2.  EFFECTIVE DATE

     The Plan shall become effective on the date of adoption by the shareholders of the Company and all options granted by the Board of Directors prior to such shareholder approval shall be subject to such approval.

3.  ADMINISTRATION

     (a) The Plan shall be administered by the Management Review Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall qualify as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

     If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee.

     (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, to waive any conditions or restriction with respect to any options, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4.  ELIGIBILITY

     Any non-employee director ("Director") or key employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan.

5.  SHARES SUBJECT TO THE PLAN

     The shares which may be issued pursuant to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 200,000 shares, subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, or if shares of Stock are used to satisfy the Company's withholding tax obligations, such shares shall again be available for the granting of additional options under the Plan.

6.  OPTION PRICE

     The option price per share of Stock shall be fixed by the Committee, but shall be not less than 100% in the case of Incentive Stock Options of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7.  GRANT OF OPTIONS

     (a) Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

     (b) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after May 2, 2003, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, subject to adjustments as provided in paragraph 12, automatically receive an option to purchase 6,000 shares of Stock on that date. Any date on which a Director receives an option shall be referred to as a "Grant Date". Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

     (c) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after May 2, 2003, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, be entitled to receive an option to purchase up to 2,000 shares of Stock on that date with the amount of options granted fixed by the number of options remaining unexercised under the Long-term Incentive Plan approved by the Management Review Committee on January 26, 1999, in order to increase the Directors' stake in the future of the Company. Any date on which a Director receives an option shall be referred to as a Grant Date. Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

8.  OPTION PERIOD

     Except as set forth in paragraph 7, the Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9.  MAXIMUM PER PARTICIPANT

     The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by a Director or Employee during any calendar year under the Plan or any other such plan of the Company or any Subsidiary shall not exceed $100,000.

10.  EXERCISE OF OPTIONS

     An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; or
(b) with the consent of the Committee, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); (c) with the consent of the Committee, by any combination of (a) and (b); or (d) by delivering (including by fax) to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell or margin a sufficient portion of the shares of Stock and delivering the sale or margin loan proceeds directly to the Company to pay for the option price.

11.  TRANSFERABILITY

     No option shall be assignable or transferable by a Director or an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Director or Employee only by the Director or Employee or his guardian or legal representative, except that an Employee may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the option after the Employee's death and (b) transfer any option.

12.  CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares. The determination of the Committee as to any adjustment shall be final. Notwithstanding the foregoing, options subject to grant or previously granted to Directors under the Plan at the time of any capital adjustments shall be subject only to such adjustments as shall be necessary to maintain the relative proportionate interest of each Director and preserve, without exceeding, the value of such options.

13.  CORPORATE MERGERS AND OTHER CONSOLIDATIONS

     The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another company and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

14. OPTION AGREEMENTS

     All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15.  TRANSFER RESTRICTIONS

     Shares of Stock purchased under the Plan and held by any person who is an officer or Director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or except in a transaction in compliance with Rule 144 under such Act or other transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

16.  AMENDMENT OF PLAN

     Shareholder approval is required for any material amendment of the Plan.

17.  TERMINATION OF PLAN

     The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18.  TAX WITHHOLDING

     (a) The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     (b) An Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine.

19.  RIGHTS AS A SHAREHOLDER

     A Director or an Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

20.  MISCELLANEOUS

     The grant of any option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Employees to defer recognition of taxable income relating to options; (b) the purchase of Stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange requirements.

                                      PROXY
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

         The undersigned does hereby constitute and appoint James L. Forbes, Richard A. Meeusen and Deirdre C. Elliott, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, May 2, 2003, at Badger Meter, Inc., 4545 West Brown Deer Road,
Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual
Meeting of Shareholders and the Proxy Statement.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL
BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR APPROVAL OF THE 2003
STOCK OPTION PLAN. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.



     COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.



                     BADGER METER, INC. 2003 ANNUAL MEETING

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
1.   ELECTION OF DIRECTORS:

     THREE-YEAR TERM:  1 - ULICE PAYNE, JR.     2 - ANDREW J. POLICANO     3 - STEVEN J. SMITH
     TWO-YEAR TERM:   1 - THOMAS J. FISCHER

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

2.   Approval of the Badger Meter, Inc. 2003 Stock Option Plan;

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.


                                                    --------------------------------------
Date
    ---------------------------------
                                                    --------------------------------------

                                                    Please sign exactly as your name
                                                    appears on your stock certificate
                                                    as shown directly to the left.
                                                    Joint owners should each sign
                                                    personally. A corporation should
                                                    sign in full corporate name by
                                                    duly authorized officers.
                                                    When signing as attorney, executor,
                                                    administrator, trustee or guardian,
                                                    give full title as such.



